EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Enterprise Products Operating L.P. and Enterprise Products Partners L.P. of (i) our report dated April 15, 2004 relating to the combined financial statements of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P., which appears in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated April 16, 2004 and (ii) (A) our report dated March 12, 2004 relating to the consolidated financial statements of GulfTerra Energy Partners, L.P., and (B) our report dated March 17, 2004 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., which appears in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated April 20, 2004. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 23, 2004